EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is entered into this 30th day of November, 1998 between Nugget Exploration, Inc. ("Company"), a Nevada corporation having an office located at 815 Durbin Street, Casper, Wyoming 82601, and Dr. Leonard Vernon ("Employee:), an individual, residing at 22 Acorn Hill Drive, Voohees, New Jersey 08043.

      WHEREAS, the Company is contemplating entering into the business of providing medical imaging services;

      WHEREAS, Employee has skills, contacts and experience in the medical imaging industry that could benefit the Company towards its objectives;

      WHEREAS the Company and Employee wish to enter into an Employment Agreement pursuant to which Employee will become employed by the Company and appointed as President of the Company.

      NOW, THEREFORE, in consideration of the respective agreements hereinafter set forth, the parties agree as follows:

     1.   Employment

     1.01 Term. On the Commencement Date as defined herein, the Company shall employ Employee, and Employee hereby accepts employment with Company in the position and with the duties set forth subject to termination in accordance with the provisions of this Agreement.

     1.02 Commencement Date. This Agreement shall commence on the date that the Company has acquired, merged or combined with an operating entity in the medical imaging services business.

     2.   Duties.

     2.01 General. Employee shall continue as President of Company and shall perform such executive duties as may from time to time be assigned to him by Company's Board of directors, consistent with the duties associated with those positions.

     2.02 Performance.   During  the  term  of his employment, Employee
          shall devote at least 50% of his business time, best efforts and attention to the business, operations and affairs of Company and the performance of his duties hereunder.

     2.03 Employee's  Representations.   Employee represents and warrants to
          and agrees with Company that:

          (a) Neither  the  execution  nor  performance  by  Employee  of
          this  Agreement  is prohibited  by   or  constitutes  or  will
          constitute, directly or indirectly, a breach or violation of, or will be adversely affected by, any written or other agreement to which Employee is or has been a party or by which he is bound.

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          (b) Neither  Employee  nor  any  business  or  entity  in  which he has any interest or from which he receives any payments has, directly or indirectly, any interest of any kind in or is entitled to receive, and neither Employee nor any such business or entity shall accept, from any person,
          firm, corporation   or  other entity  doing  business  with
          company any payments of any kind on account of any services performed by Employee during the term of his employment.

     3.   Compensation  and  Related  Matters.

     3.01 Engagement Compensation.   As consideration to induce Employee to
          enter into this Agreement, and subject to the Commencement date, the Company hereby grants Employee options to purchase 3,000,000 restricted shares of the Company's $.001 par value common stock at an exercise price of $.155 per share payable in cash or notes.
          The Company has determined this exercise price based on a value equal to 50% of the Company's adjusted share price based on its pre-split price of $.001 per share, which the Company's board of directors authorized on October 7, 1998 to be reverse split 310 to one. The parties have agreed to an option exercise price of half the adjusted market price due to the fact that these shares shall not have been registered with the Securities and Exchange Commission and shall be issued with a restrictive legend and only available for resale under Rule 144 or any other applicable exemption.

     3.02 Fixed Salary. As compensation for Employee's services, the Company shall pay Employee a salary (the "Fixed Salary") at the following rates in equal monthly (or more frequent) installments less appropriate payroll deductions as required by law:

          For the period beginning on the Commencement Date to December 31, 1999 - $200,000 per annum.

          For the period beginning January 1, 2000 to December 31, 2004 - $300,000 per annum.

     3.03 Cash Bonuses. Company shall pay employee a cash bonus the Cash bonus) equal to 1.5% of the amount, if any, by which the Company's Post-Tax Profits over $1 million dollars (as hereinafter defined) for each fiscal year (commencing with the fiscal year ending with December 31, 1998 through and including the fiscal year ending December 31, 2002) exceeds Post-Tax Profits for the Base Year (as hereinafter defined). For purposes of this Agreement, the term "Post-Tax Profits" shall mean Company's Income after Income Taxes and Extraordinary Item(s) set forth in Company's Consolidated Statement of Operations included in Company's Annual Report on Form 10-K. In the event of termination of employment, Employee's right to receive Cash Bonuses shall terminate as of the effective date of such termination, provided, however, Employee shall receive a Cash Bonus, if earned but unpaid, for the last fiscal year ending prior to the effective date of such termination. The Company shall pay Employee such other cash and stock bonuses as are determined by the Board of Directors.

     3.04 Expenses. Company shall pay or reimburse Employee for all reasonable travel, hotel, entertainment and other business expenses incurred in the performance of Employee's duties upon submission of appropriate vouchers and other supporting data including a leased vehicle not to exceed $500 per month beginning April 1, 1999.

     3.05 Benefits. Employee shall be entitled to (i) receive such benefits as are typically provided to executives holding his position in public corporations of similar size; (ii) participate in all general pension, profit-sharing, life, medical, disability and other insurance and employee benefit plans and programs at any time in effect for executive employees of company, provided, however, that nothing herein shall obligate Company to establish or maintain any employee benefit plan or program, whether of the type referred to in this clause (ii) or otherwise; and (iii) six (6) weeks vacation during each twelve month period of employment at mutually agreeable times.

     4.   Termination:

     4.01 For  Cause.   Company  shall  have  the  right  to  terminate the
          employment of Employee hereunder at any time for Cause (as hereinafter defined). For purposes of this Agreement "Cause" shall mean and include the occurrence of any of the following acts or events by or relating to Employee: (1) any material misrepresentation by Employee in this agreement; (2) any material breach of any obligations of Employee under this Agreement which remains uncured for more than thirty (30) days after written notice thereof by the Board of Directors to Employee; (3) habitual insobriety of Employee while performing his duties hereunder, or (4) theft or embezzlement, from the Company; provided, however, if during the term of this Agreement, there shall occur a Change of Control (as hereinafter defined),
          (A) The Company may not terminate the employment of employee for Cause if Employee's conduct subsequent to such Change of Control is consistent with his conduct prior to such Change of Control or for any act or omission which was known to Company and which occurred prior to such Change of Control and (B) the term "cause" shall be deemed amended so as to delete therefrom the occurrence of the acts or events by or relation to Employee set forth above. In the event of termination for cause, Employee's fixed salary shall terminate as of the effective date of termination of employment.

     4.02 Without Cause.   Company may not terminate the employment of
          Employee except for Cause.

     4.03 Disability.   If Employee, by reason of illness, mental or
          physical incapacity or other disability, is unable to perform this regular duties hereunder (as may be determined by the Board of Directors), Company shall continue to pay employees salary for the balance of the term of this Agreement, provided, however, in the event Employee recovers from any such illness, mental or physical incapacity or other disability (as may be determined an independent physician to which Employee shall make himself available for examination at the reasonable request of the Board of Directors), Employee shall immediately resume his regular duties hereunder. Any payments to Employee under any disability insurance or plan maintained by Company shall be applied against and shall reduce the amount of the salary payable by Company under this agreement.

     4.04 Death.   In the event of Employee's death, Company shall continue
          to pay Employee's Fixed Salary for the balance of the term of this Agreement, provided, however, that, if Company is the beneficiary of life insurance on Employee's life, it shall use the proceeds of such insurance promptly upon receipt thereof to prepay (in inverse order of maturity), the Fixed Salary remaining it be paid discounted to present value using an assumed interest rate of 8% per annum. Company shall have the right (but not the obligation) to obtain a life insurance policy on Employee's life. The proceeds of any such life insurance policy shall be payable to Company. Employee shall cooperate with Company and use his best efforts in all respects in regard to obtaining a life insurance policy, including, without limitation, undergoing a physical examination upon reasonable request.

     4.05 Change of Control.   If during the term of this Agreement, there
          shall occur a Change of Control, Employee may terminate his employment hereunder for Good Reason (as hereinafter defined) at any time during the term of this Agreement in which case he shall be entitled to receive a payment equal to 2.99 times Employee's average annual compensation paid by Company (including bonuses, if any) during the three years preceding the date of termination (the Service Payment), provided, however, that such Severance Payment shall be reduced if and only to the extent necessary to avoid the imposition of an excise tax on such Severance Payment under
          Section 4999 of the Internal Revenue Code of 1986, as amended. The Severance Payment shall be payable to Employee on the date of termination as follows:

               For purposes of this Agreement, a ("Change of Control") shall be deemed to have occurred on the first day on which a Change of Control, as defined in the Securities Exchange Act of 1934 shall have occurred. For the purposes of this Agreement, "Good Reason" shall mean any of the following (without Employee's express prior written consent):

                    (a) The assignment to Employee by Company of duties inconsistent with Employee's then positions, duties, responsibilities, titles, or offices of any reduction in his duties or responsibilities or any removal of Employee from or any failure to re-elect Employee to any such positions, except in connection with the termination of Employee's employment for Cause, or disability (as described in Section 4.03 herein) or as a result of Employee's death or by termination of employment by Employee other than for Good Reason;

                    (b) A relocation of company's principal executive offices to a location outside of the Southern New Jersey or Northern Delaware area or Company's requiring Employee to be based anywhere other than the location at which Employee on the date hereof performs Employee's duties, except for required travel on Company's business to an extent substantially consistent with Employee's business travel obligations on the date hereof or any adverse change in the office assignment or secretarial and other support accorded to Employee on the date hereof;

                    (c) A failure by company to continue in effect any benefit or compensation plan (including any pension, profit-sharing, bonus, life, medical, disability and other insurance and employee benefit plans and programs) in which Employee with substantially similar benefits or the taking of any actions by Company which would adversely affect Employee's participation in or reduce Employee's benefits under any such plans;

                    (d) The taking of any action by Company which would deprive Employee of any material fringe benefit enjoyed by Employee on the date hereof.;

                    (e) The failure by Company to obtain the specific assumption of this Agreement by any successor or assignee of Company or any person acquiring substantially all of Company's assets.

     5.   Confidential Information: Non-Competition

     5.01 Confidential Information Employee shall not, at any time during or following termination or expiration of the term of this Agreement, directly or indirectly, disclose, publish or appropriate, use or cause permit or induce any person to appropriate or use, any proprietary secret or confidential information of Company not in the public domain including, without limitation, knowledge or information relating to its trade secrets, business methods, the names or requirements of its customers all of which Employee agrees are and will be of great value to Company and shall at all times be kept confidential.
          Upon termination or expiration of this Agreement, Employee shall promptly deliver or return to Company all materials of a proprietary, secret or confidential nature relating to Company together with any other property of Company which may have therefore been delivered to or may then be in possession of Employee.

     5.02 Non-Competition.   During the term of this Agreement, Employee
          shall not, within a ten (10) mile radius of Company's corporate offices or imaging centers which Company owns and/or manages, without the prior written consent of Company in each instance, directly or indirectly, in any manner or capacity, whether for himself or any other person and whether as proprietor, principal owner shareholder, partner, investor, director, officer, employee representative, distributor, consultant, independent contractor or otherwise engage or have any interest in any entity which is engaged in any business or activity then conducted or engaged in by Company, provided, however, that the foregoing shall not be deemed to prohibit Employee from engaging in the practice of chiropractic, or on any other business permitted under this agreement. Notwithstanding the foregoing, however Employee may at any time own in the aggregate as a passive but not active investment nor more than 5% of the stock or other equity interest of any publicly-traded entity which engages in a business competitive with the Company.

     5.03 Reasonableness.   Employee agrees that each of the provisions of
          this section 5 is reasonable and necessary for the protection of Company; that each such provision is and is intended to be divisible; that if any such provision (including any sentence, clause or part) shall be contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to any one or more period of time, areas of business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect as to the other remaining parts;

          and that any invalid or unenforceable provision ,shall be deemed without further action on the part of the parties hereto, modified, amended ad limited to the extent necessary to render the same valid and enforceable in such jurisdiction. Employee further recognizes and agrees that any violation of any of his agreements in this Section 5 would cause such damage or injury to company as would be irreparable and the exact amount of which would be impossible to ascertain and that, for such reason, among others, Company shall be entitled, as a matter of course, to injunctive relief from any court of competent jurisdiction restraining any further violation. Such right to injunctive relief shall be cumulative and in addition to, and not in limitation of, all other rights and remedies which Company may possess.

     5.04 Survival The provisions if this section 5 shall survive the expiration or termination of this Agreement for any reason.

     6.   Miscellaneous.

     6.01 Notices. All notices under this Agreement shall be in writing and shall be deemed to have been dully given if personally delivered against receipt or if mailed by first class registered or certified mail; return receipt requested, addressed to Company and to Employee at their respective addresses set forth in the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the third day after the date or mailing if mailed.

     6.02 Parties in Interest.   This Agreement shall be binding upon and
          inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of Company, assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of Employee under this Agreement may not be assigned or delegated.

     6.03 Governing Law Severability.   This Agreement shall be governed by
          and construed and enforced in accordance with the laws and decisions of the State of Delaware applicable to contracts made and to be performed therein without giving effect to the principals of conflict of laws. In addition to the provisions of
          5.03 above, the invalidity or unenforceability of any other provision of this Agreement, or the application thereof to any balance of this Agreement, which shall remain in full force and effect, or the application thereof to other persons and circumstances.

     6.04 Entire Agreement; Modification; Interpretation.   This Agreement
          contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provisions, or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision breach or default. All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interchangeably and the singular shall include the plural and vice versa, as the circumstances may require.

     6.05 Indemnification.   Employee shall indemnify and hold Company free
          and harmless from and against and shall reimburse it for any and all claims, liabilities, damages, losses, judgments, costs and expenses (including reasonable counsel fees and other reasonable out-of-pocket expenses) arising out of or resulting from any breach or default of any of his representations, warranties and agreements in this Agreement. Company shall indemnify and hold Employee free and harmless from and against and shall reimburse him for any and all claims, liabilities, damages, losses, judgments, costs and expenses (including reasonable counsel fees and other reasonable out-of-pocket expenses) arising out of or resulting from any breach or default of any of its representations, warranties and agreements in this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              By: Dr. Leonard Vernon, D.C.

                                /s/ Dr. Leonard Vernon
                              ______________________________



                              Nugget Exploration, Inc.
                                  By: Tyson Schiff

                                /s/ Tyson Schiff
                              ______________________________